EXHIBIT 99.1

USA Truck Reports Third Quarter 2019 Results

•	3Q 2019 loss per diluted share of ($0.16) versus 3Q 2018 earnings per diluted share of $0.40
•	3Q 2019 adjusted loss per diluted share(a) of ($0.13) when adjusted for acquisition related intangible amortization versus 3Q 2018 adjusted earnings per diluted share(a) of $0.43
•	3Q 2019 Trucking operating revenue increased 7.8% to $93.6 million from $86.8 million in 3Q 2018

Van Buren, AR – October 31, 2019 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three and nine months ended September 30, 2019.

For the quarter ended September 30, 2019, consolidated operating revenue was $130.9 million compared to $132.6 million for the prior-year period.  Base revenue, which excludes fuel surcharge revenue, was $114.9 million compared to $116.6 million for the 2018 period.  The Company reported a  net loss of ($1.4) million, or ($0.16) per diluted share for the third quarter 2019 and adjusted net loss(a) of ($1.1) million, or ($0.13) per diluted share, compared to net income of $3.3 million, or $0.40 per diluted share and adjusted net income(a) of $3.6 million, or $0.43 per diluted share for the same quarter in 2018.  The Company's third quarter 2019 consolidated operating ratio was 100.0%, compared to 95.6%  in the comparable 2018 quarter.  The results for the three and nine months ended September 30, 2019 include Davis Transfer Company, acquired in October 2018.

President and CEO James Reed commented, "The third quarter marked a continuation of the challenging freight environment the industry has experienced in 2019.  A seasonally soft market, coupled with increased trucking capacity in the market has created an environment where shippers are motivated to allocate a larger portion of their freight to the spot market and low priced carrier options.  This environment continues to adversely impact results in both our Trucking and USAT Logistics segments.

We have instituted measures aimed at  stabilizing our operational and financial performance for the remainder of 2019 and to set the stage for further improvements in 2020.    These measures include:

•	Eliminate 5-10% of fixed costs across all departments. We have implemented approximately $5.6 million in annualized cost savings in 2019, with additional areas under review.
•

Increase actualization of bid awards.  We have implemented bid award tracking procedures to more closely monitor customer commitments at the lane level.  This has enabled us to identify customer-specific opportunities and impact freight realization.

•

Expand our terminal footprint to enhance alignment with our improving network.  The goal of this terminal expansion is to drive further reductions in outside repair costs throughout our network,  in addition to offering more accessible amenities to our drivers.  We recently entered into a lease agreement to open a terminal in Carlisle, PA that will provide tractor and trailer repairs, as well as provide driver amenities.  We have also opened maintenance facilities in South Holland, IL and Atlanta, GA, and are making improvements to driver amenities in several other terminals across the network.

•

Add salesforce in USAT Logistics to increase volume.    We added 11 personnel to the logistics salesforce to broaden our sales pipeline and extend our customer reach at a time when freight volumes are critical.

We continue to implement the tenets of our long-term strategy outlined at our Investor Day Conference in May of this year: increasing revenue per truck, utilization improvement, cost control, unpaid mile reduction, and increasing the USAT Logistics share of our overall revenue.  We remain vigilant in making the necessary structural changes required to realize the Company’s long-term strategy outlined in that meeting, and are making progress in closing the gap to our key competitors.  Despite our challenges, we continue to be energized by the responsiveness of our team.  They battle the myriad of challenges presented in the current freight environment every day and we strongly believe our quest for change will continue to transform USA Truck into a world-class service provider.”

Trucking:  For the third quarter of 2019, Trucking operating revenue (before intersegment eliminations) increased $6.8 million, or 7.8%, to $93.6 million, compared to the third quarter of 2018.  Trucking operating loss of ($0.3) million the 2019 period, reflected an operating ratio of 100.3%, compared to operating income of $2.6 million and an operating ratio of 97.0% for the third quarter of 2018.  This represents a decrease of $2.9 million year over year in operating income and a 330 basis point decline in operating ratio.  Adjusted operating income(a) was $0.1 million for the 2019 period, reflecting an adjusted operating ratio(a) of 99.9%, compared to an adjusted operating income(a) of $2.6 million and an adjusted operating ratio(a) of 96.5% for the comparable 2018 period.  This represents a decrease of $2.5 million year over year in adjusted operating income(a) and a 340 basis point decline in adjusted operating ratio(a).

Trucking operations delivered the following results during the third quarter:

•

Base revenue per available tractor per week decreased $273 per week, or 8.0%, compared to the third quarter of 2018, and decreased $208 per week, or 6.2% sequentially, primarily due to lower volumes on committed lanes coupled with spot market pricing pressure.

•

Base revenue per loaded mile decreased $0.140, or 6.3% year over year, and $0.043, or 2.0%, sequentially.  This change was the result of increased pressure in the year over year spot market which was partially offset by network realignment into the third quarter of 2019.  Trucking continued to secure additional freight volume from the spot market, which negatively impacted base revenue per mile.

•	Loaded miles per available tractor per week decreased 28 miles, or 1.8%, compared to the third quarter of 2018, and sequentially by 67 miles per tractor, or 4.3%.
•	Deadhead percentage for third quarter 2019 improved 30 basis points year over year, but degraded 80 basis points sequentially.
•

The average seated tractor count for the third quarter of 2019 was 1,862, which represented a 21.4% increase compared to our third quarter 2018 average of 1,534, and a 45 tractor increase sequentially over the second quarter 2019 average of 1,817.  Average unseated tractor percentage for third quarter 2019 was 6.5%, unchanged when compared to the third quarter of 2018 and up from 5.2% at the second quarter of 2019.

USAT Logistics:  Operating revenue (before intersegment eliminations) was $39.4 million for the third quarter of 2019, a decrease of $9.8 million, or 19.9% year over year.  Both operating income and adjusted operating income(a) were $0.2 million for the 2019 period, reflecting an operating ratio of 99.4% and an adjusted operating ratio of 99.3%,  compared to operating income and adjusted operating income(a) of $3.2 million and an operating ratio of 93.5% and an adjusted operating ratio(a) of 92.9% for the comparable 2018 period.  This change represented a decrease of $3.0 million year over year in operating income and adjusted operating income(a) and 590 basis points in operating ratio and 640 basis points in adjusted operating ratio(a) compared to the third quarter of 2018.

USAT Logistics operations delivered the following results during the third quarter 2019:

•	Gross margin dollars decreased 42.2%, or $3.5 million year over year, to $4.8 million for the third quarter 2019, and decreased 26.2%, or $1.7 million, sequentially.

•

Gross margin percentage for the third quarter of 2019 decreased to 12.2% from 17.0% when compared to the same quarter in 2018, and decreased 430 basis points sequentially from 16.5% for the second quarter of 2019.

•	Revenue per load decreased 25.8%, or $443 per load year over year, and 7.1%, or $98 per load, over the second quarter of 2019.
•	Load count increased 8.0%, or 2,287 loads year over year, and increased 7.1%, or 2,059 loads, over second quarter of 2019.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Trucking:
Operating revenue (before intersegment eliminations) (in thousands)	$93,587	$86,801	$284,965	$251,332
Operating (loss) income (1) (in thousands)	$(278)	$2,605	$2,168	$4,294
Adjusted operating income (2) (in thousands)	$62	$2,605	$3,530	$4,191
Operating ratio (3)	100.3%	97.0%	99.2%	98.3%
Adjusted operating ratio (4)	99.9%	96.5%	98.6%	98.0%
Total miles (5) (in thousands)	44,850	38,171	132,297	116,274
Deadhead percentage (6)	13.5%	13.8%	13.2%	13.3%
Base revenue per loaded mile	$2.097	$2.237	$2.159	$2.130
Average number of seated tractors	1,862	1,534	1,815	1,542
Average number of available tractors (7)	1,991	1,641	1,941	1,633
Average number of in-service tractors (8)	2,020	1,672	1,973	1,664
Loaded miles per available tractor per week	1,498	1,526	1,517	1,583
Base revenue per available tractor per week	$3,142	$3,415	$3,275	$3,370
Average loaded miles per trip	488	516	491	526

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$39,365	$49,136	$120,390	$146,527
Operating income (1) (in thousands)	$244	$3,198	$3,702	$8,212
Adjusted operating income (2) (in thousands)	$244	$3,198	$3,702	$8,387
Gross margin (9) (in thousands)	$4,822	$8,338	$19,041	$23,735
Gross margin percentage (10)	12.2%	17.0%	15.8%	16.2%
Load count (in thousands)	30.9	28.6	87.4	85.2

1.	Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2.

Adjusted operating income(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles and transaction costs related to acquisition, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.

3.	Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4.

Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, restructuring, impairment and other costs, amortization of acquisition related intangibles, and transaction costs related to acquisition, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5.	Total miles include both loaded and empty miles.
6.	Deadhead percentage is calculated by dividing empty miles by total miles.
7.	Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.
8.	In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.
9.	Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10.	Gross margin percentage is calculated as gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of September 30, 2019, total debt and lease liabilities was $188.9 million, total debt and lease liabilities, net of cash (“Net Debt”)(a), was $188.7 million and total stockholders' equity was $82.5 million.  Net Debt to Adjusted EBITDAR(a) for the trailing twelve months ended September 30, 2019 was 3.1x.  The Company had approximately $54.7 million available to borrow under its Credit Facility as of September 30, 2019.

Third Quarter 2019 Conference Call Information

USA Truck will hold a conference call to discuss its third quarter 2019 results on Friday, November 1, 2019 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International).  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company's website www.usa-truck.com, under the "Events & Presentations" tab of the "Investor Relations" menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the "Events & Presentations" tab of the "Investor Relations" menu, or may be accessed using the following link:  https://services.choruscall.com/links/usak191101.html.  A telephone replay of the call will also be available through November 8, 2019, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10134574.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms "Base Revenue", "Net Debt", "EBITDAR", "Adjusted EBITDAR", "Adjusted operating ratio", "Adjusted operating income (loss)", "Adjusted net income (loss)", and "Adjusted earnings (loss) per diluted share", as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and lease liabilities, net of cash.  The Company defines EBITDAR as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit), depreciation and amortization, and equipment rent.  The Company defines Adjusted EBITDAR as EBITDAR plus non-cash equity compensation, severance costs included in salaries, wages and employee benefits, transaction costs related to acquisition, and impairment of assets held for sale.  Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits, restructuring, impairment and other costs, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue, excluding fuel surcharge revenue.  Adjusted operating income (loss) is defined as operating income (loss) excluding severance costs included in salaries, wages and employee benefits, restructuring, impairment and other costs, and amortization of acquisition related intangibles.  Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits, restructuring, impairment and other costs, amortization of acquisition related intangibles, and transaction costs related to acquisition plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, all of which are reconciled to the most comparable GAAP financial measures and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share are not substitutes for their comparable GAAP financial measures, such as total debt, net income, cash flows from operating activities, operating ratio, diluted earnings per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as "seek," "expects," "estimates," "anticipates," "projects," "believes," "hopes," "plans," "goals," "intends," "may," "might," "likely," "will," "should," "would," "could," "potential," "predict," "continue," "strategy," "future" and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the "Company," "we," "us," "our" and words of similar expression refer to USA Truck, Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Jason Bates, EVP & CFO

(479) 471-2672

jason.bates@usa-truck.com

Chad Lane, Investor Relations

(479) 471-6680

chad.lane@usa-truck.com

USA TRUCK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Operating revenue	$130,924	$132,583	$398,520	$392,977

Operating expenses:
Salaries, wages and employee benefits	32,846	31,540	102,742	95,423
Fuel and fuel taxes	13,842	13,823	41,575	41,286
Depreciation and amortization	9,652	6,735	27,595	21,392
Insurance and claims	6,499	5,946	20,939	16,889
Equipment rent	2,427	2,916	7,715	7,785
Operations and maintenance	8,829	8,237	24,583	25,111
Purchased transportation	51,281	52,640	148,634	157,495
Operating taxes and licenses	1,218	1,136	3,646	2,900
Communications and utilities	967	674	2,453	2,064
Gain on disposal of assets, net	(696)	(901)	(700)	(1,466)
Impairment of assets held for sale	1	—	368	—
Reversal of restructuring, impairment and other costs	—	—	—	(639)
Other	4,092	4,034	13,100	12,231
Total operating expenses	$130,958	$126,780	$392,650	$380,471
Operating (loss) income	(34)	5,803	5,870	12,506

Other expenses:
Interest expense, net	1,615	811	4,951	2,462
Other, net	145	420	453	653
Total other expenses, net	1,760	1,231	5,404	3,115
(Loss) income before income taxes	(1,794)	4,572	466	9,391
Income tax (benefit) expense	(421)	1,272	337	2,512

Consolidated net (loss) income and comprehensive (loss) income	$(1,373)	$3,300	$129	$6,879

Net (loss) earnings per share:
Average shares outstanding (basic)	8,564	8,223	8,509	8,170
Basic (loss) earnings per share	$(0.16)	$0.40	$0.02	$0.84

Average shares outstanding (diluted)	8,564	8,240	8,522	8,193
Diluted (loss) earnings per share	$(0.16)	$0.40	$0.02	$0.84

GAAP TO NON-GAAP RECONCILIATIONS(a)

(UNAUDITED)

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, RENT(a)

	Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018
	(in thousands)
Net (loss) income	$(1,373)	$1	$1,501	$5,325
Add:
Depreciation and amortization	9,652	9,125	8,818	6,932
Equipment rent	2,427	2,568	2,720	3,055
Interest expense, net	1,615	1,595	1,741	1,187
Income tax (benefit) expense	(421)	216	542	1,862
EBITDAR(a)	11,900	13,505	15,322	18,361
Add:
Non-cash equity compensation	(107)	705	589	559
Severance costs included in salaries, wages and employee benefits	—	—	319	—
Transaction costs relating to acquisition	—	—	—	239
Impairment of assets held for sale	1	367	—	—
Adjusted EBITDAR(a)	$11,794	$14,577	$16,230	$19,159

ADJUSTED NET (LOSS) INCOME RECONCILIATION(a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(in thousands)
Net (loss) income	$(1,373)	$3,300	$129	$6,879
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	—	—	319	711
Reversal of restructuring, impairment and other costs	—	—	—	(639)
Amortization of acquisition related intangibles	340	—	1,043	—
Transaction costs related to acquisition	—	325	—	325
Income tax effect of adjustments	(87)	(69)	(347)	(83)
Adjusted net (loss) income(a)	$(1,120)	$3,556	$1,144	$7,193

ADJUSTED (LOSS) EARNINGS PER DILUTED SHARE RECONCILIATION(a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

(Loss) earnings per diluted share	$(0.16)	$0.40	$0.02	0.84
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	0.04	0.09
Reversal of restructuring, impairment and other costs	—	—	—	(0.08)
Amortization of acquisition related intangibles	0.04	—	0.12	—
Transaction costs related to acquisition	—	0.04	—	0.04
Income tax effect of adjustments	(0.01)	(0.01)	(0.04)	(0.01)
Adjusted (loss) earnings per diluted share(a)	$(0.13)	$0.43	$0.14	$0.88

NET DEBT RECONCILIATION(a)

	September 30, 2019	December 31, 2018
	(in thousands)
Total current debt and lease liabilities	$28,672	$21,727
Long-term debt, less current maturities	87,093	85,300
Leases, less current maturities	73,178	53,460
Total Debt	188,943	160,487
Less: Cash	(284)	(989)
Net Debt(a)	$188,659	$159,498

ADJUSTED OPERATING RATIO RECONCILIATION(a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Consolidated	2019	2018	2019	2018
	(in thousands)
Operating revenue	$130,924	$132,583	$398,520	$392,977
Less: fuel surcharge revenue	(16,015)	(15,982)	(48,357)	(46,990)
Base revenue	$114,909	$116,601	$350,163	$345,987
Operating expense	$130,958	$126,780	$392,650	$380,471
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	—	—	(319)	(711)
Reversal of restructuring, impairment and other costs	—	—	—	639
Amortization of acquisition related intangibles	(340)	—	(1,043)	—
Fuel surcharge revenue	(16,015)	(15,982)	(48,357)	(46,990)
Adjusted operating expense	$114,603	$110,798	$342,931	$333,409
Operating (loss) income	$(34)	$5,803	$5,870	$12,506
Adjusted operating income(a)	$306	$5,803	$7,232	$12,578
Operating ratio	100.0%	95.6%	98.5%	96.8%
Adjusted operating ratio(a)	99.7%	95.0%	97.9%	96.4%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Trucking Segment	2019	2018	2019	2018
	(in thousands)
Operating revenue	$93,354	$85,529	$283,963	$249,831
Intersegment activity	233	1,272	1,002	1,501
Operating revenue (before intersegment eliminations)	93,587	86,801	284,965	251,332
Less: fuel surcharge revenue	(12,274)	(12,002)	(37,073)	(35,324)
Base revenue	$81,313	$74,799	$247,892	$216,008
Operating expense (before intersegment eliminations)	$93,865	$84,196	$282,797	$247,038
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	—	—	(319)	(484)
Reversal of restructuring, impairment and other costs	—	—	—	587
Amortization of acquisition related intangibles	(340)	—	(1,043)	—
Fuel surcharge revenue	(12,274)	(12,002)	(37,073)	(35,324)
Adjusted operating expense	$81,251	$72,194	$244,362	$211,817
Operating (loss) income	$(278)	$2,605	$2,168	$4,294
Adjusted operating income(a)	$62	$2,605	$3,530	$4,191
Operating ratio	100.3%	97.0%	99.2%	98.3%
Adjusted operating ratio(a)	99.9%	96.5%	98.6%	98.0%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
USAT Logistics Segment	2019	2018	2019	2018
	(in thousands)
Operating revenue	$37,570	$47,054	$114,557	$143,146
Intersegment activity	1,795	2,082	5,833	3,381
Operating revenue (before intersegment eliminations)	39,365	49,136	120,390	146,527
Less: fuel surcharge revenue	(3,991)	(4,283)	(11,920)	(12,086)
Base revenue	$35,374	$44,853	$108,470	$134,441
Operating expense (before intersegment eliminations)	$39,121	$45,938	$116,688	$138,315
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	—	—	—	(227)
Reversal of restructuring, impairment and other costs	—	—	—	52
Fuel surcharge revenue	(3,991)	(4,283)	(11,920)	(12,086)
Adjusted operating expense	$35,130	$41,655	$104,768	$126,054
Operating income	$244	$3,198	$3,702	$8,212
Adjusted operating income(a)	$244	$3,198	$3,702	$8,387
Operating ratio	99.4%	93.5%	96.9%	94.4%
Adjusted operating ratio(a)	99.3%	92.9%	96.6%	93.8%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2019	December 31, 2018
	(in thousands, except share data)
Assets
Current assets:
Cash	$284	$989
Accounts receivable, net of allowance for doubtful accounts of $367 and $575, respectively	55,078	57,189
Other receivables	6,874	5,688
Inventories	718	722
Assets held for sale	4,357	2,611
Prepaid expenses and other current assets	4,816	7,675
Total current assets	72,127	74,874
Property and equipment:
Land and structures	32,818	32,434
Revenue equipment	295,790	280,623
Service, office and other equipment	30,130	28,094
Property and equipment, at cost	358,738	341,151
Accumulated depreciation and amortization	(116,698)	(115,766)
Property and equipment, net	242,040	225,385
Operating leases - right of use assets	12,077	—
Goodwill	5,231	4,926
Other intangibles, net	16,793	17,837
Other assets	1,662	1,003
Total assets	$349,930	$324,025
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	23,759	23,482
Current portion of insurance and claims accruals	13,512	15,852
Accrued expenses	7,313	9,366
Current finance lease obligations	19,469	17,292
Current operating lease obligations	7,556	—
Long-term debt, current maturities	1,647	—
Insurance premium financing	—	4,435
Total current liabilities	73,256	70,427
Deferred gain	119	84
Long-term debt, less current maturities	87,093	85,300
Long-term finance lease obligations	68,610	53,460
Long-term operating lease obligations	4,568	—
Deferred income taxes	23,564	23,518
Insurance and claims accruals, less current portion	10,209	9,963
Total liabilities	267,419	242,752
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 11,988,480 shares, and 12,011,495 shares, respectively	120	120
Additional paid-in capital	62,585	66,433
Retained earnings	78,596	78,467
Less treasury stock, at cost (3,415,662 shares, and 3,650,060 shares, respectively)	(58,790)	(63,747)
Total stockholders' equity	82,511	81,273
Total liabilities and stockholders' equity	$349,930	$324,025